EXHIBIT 15

            First Commerce Corporation
            New Orleans, Louisiana




            Gentlemen:

            RE:   September 30, 1995 Quarterly Report on Form 10-Q

            With respect to the subject Quarterly Report, we acknowledge our awareness of the inclusion therein of our report dated October 20, 1995 related to our review of interim financial information and that said report will be included in any registration statement filed by First Commerce Corporation through incorporation by reference of the subject Quarterly Report into such registration statements.

            Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                            /s/ Arthur Andersen LLP
                                            _________________________
                                               ARTHUR ANDERSEN LLP




            New Orleans, Louisiana
            November 14, 1995